Exhibit 99 - h

                           ADMINISTRATION AGREEMENT
                           Equity 500 Index Portfolio

         AGREEMENT made as of the 1st day of July, 2001, by and between Equity 500 Index Portfolio, a New York business trust (the "Trust") and INVESTMENT COMPANY CAPITAL CORPORATION, a Maryland corporation (the "Administrator").

         The Trust is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Administrator is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

         The Trust desires the Administrator to render administrative services to the Trust and to arrange for certain other services needed by the Trust, and the Administrator is willing to render and arrange for such services upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.     ADMINISTRATIVE AND OTHER SERVICES.
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       (a) Subject to the general supervision of the Board of Trustees of the
           Trust, the Administrator will provide certain administrative services to the Trust, and, at its own expense, shall arrange and contract for transfer agency and fund accounting services for the Trust as the Trust may require. Specifically, the Administrator will (i) provide supervision of all aspects of the Trust's operations not referred to in Section 1 of the current investment advisory agreements between the Trust and the Trust's investment adviser (the "Investment Advisory Agreement"); (ii) provide the Trust with personnel to perform such executive, administrative, accounting and clerical services as are reasonably necessary to provide effective administration of the Trust; (iii) arrange for, at the Trust's expense, the preparation for the Trust of all required tax returns;
           (iv) arrange for (a) the preparation and submission of reports to existing shareholders and (b) the periodic updating of the Trust's prospectus and statement of additional information and the preparation of reports filed with the Securities and Exchange Commission and other regulatory authorities; (v) maintain all of the Trust's records not required to be maintained by the investment adviser pursuant to the Investment Advisory Agreement; (vi) provide the Trust with adequate office space and all necessary office equipment and services, including, without limitation, telephone service, heat, utilities, stationery supplies and similar items; and
           (vii) arrange for transfer agency-related and shareholder relations services and facilities and the services of one or more of its employees or officers, or employees or officers of its affiliates relating to such functions (including salaries and benefits, office space and supplies, equipment and teaching.)

       (b) The Administrator shall engage: (i) a transfer agent registered as such with the Securities and Exchange Commission to serve as the Trust's transfer agent; and (ii) a fund accounting agent to provide fund accounting services to the Trust, and shall supervise the services provided by them.

       (c) The Administrator will also provide to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request, including but not limited to reports concerning the services of the administrator, custodian, and fund accounting and transfer agents. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

       (d) The Administrator will notify the Trust of any change in its membership within a reasonable time after such change.

       (e) The services hereunder are not deemed exclusive and the Administrator shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.
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2.    ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise provided in
      Section 1 above and this Section 2, the Administrator will pay all costs it incurs in connection with the performance of its duties under Section 1 of this Agreement. The Administrator will pay the compensation and expenses of all of its personnel and will make available, without expense to the Trust, the services of such of its partners, officers and employees as may duly be elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Administrator shall also pay the fees of the transfer agent and fund accounting agent engaged by it (other than such entities out-of-pocket charges). The Administrator will not be required to pay any expenses of the Trust other than those specifically allocated to the Administrator in this Section 2. In particular, but without limiting the generality of the foregoing, the Administrator will not be required to pay: (i) fees and expenses of any investment adviser of the Trust; (ii) organizational expenses of the Trust; (iii) fees and expenses incurred by the Trust in connection with membership in investment company organizations; (iv) brokers' commissions, transfer taxes, fees and other expenses connected with the acquisition, disposition and valuation of securities and other investments; (v) fees and charges for portfolio pricing services to a pricing agent, if any; (vi) outside legal, accounting or auditing expenses; (vii) interest, insurance premiums, taxes or governmental fees;
      (viii) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; (ix) the cost of preparing stock certificates or any other expenses, including, without limitation, clerical expenses of issue, redemption or repurchase of shares of the Trust; (x) the expenses of and fees for registering or qualifying shares of the Trust for sale and of maintaining the registration of the Trust and registering the Trust as a broker or a dealer, if applicable; (xi) the fees and expenses of Trustees of the Trust who are not affiliated with the Administrator; (xii) the cost of typesetting, printing and distributing report and notices to shareholders, the Securities and Exchange Commission and other regulatory authorities;
      (xiii) any direct charges to shareholders approved by the Board of Trustees of the Trust; or (xiv) costs in connection with annual or special meetings of shareholders, including proxy material preparation, printing and mailing. The Administrator shall not be required to pay expenses of activities which are primarily intended to result in sales of shares of the Trust.

3. COMPENSATION OF THE ADMINISTRATOR. For all services to be rendered and payments made as provided in Sections 1 and 2 hereof, the Administrator will receive no compensation from the Trust.

4. OTHER INTERESTS. It is understood that the Trustees and Officers of the Trust and shareholders of the Trust are or may be or become interested in the Administrator as directors, officers, employees, shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as shareholder or otherwise. It is also understood that directors, officers, employees and shareholders of the Administrator may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) controlling, controlled by or under common control with the Administrator, its affiliates or subsidiaries or which the Administrator, its affiliates or subsidiaries may in the future organize, sponsor or acquire, or with which they may merge or consolidate, and that the Administrator, its affiliates or subsidiaries may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

5. SUB-ADMINISTRATORS. The Administrator may employ, at its own expense, one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Board of Trustees of the Trust.

6. LIMITATION OF LIABILITY OF ADMINISTRATOR AND TRUST. The Administrator shall not be liable for any error or judgment (including the selection, appointment and retention of the Trust's transfer agent or fund accounting agent) or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates or loss arising from the acts, omissions, errors or delays of the Trust's transfer agent or fund accounting agent, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. Any person, even though also employed by the Administrator, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as its employee or agent. It is understood and expressly stipulated that none of the trustees or shareholders of the Trust shall be personally liable hereunder. None of the trustees, officers, agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust.

7. CERTAIN DEFINITIONS. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the 1940 Act as now in effect or as hereunder amended subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

8. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Trust. This Agreement may, on 60 days' written notice to the other party, be terminated at any time without the payment of any penalty by the Trust or by the Administrator.

9. AMENDMENT TO THIS AGREEMENT. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                  Equity 500 Index Portfolio


                                   By: /S/DANIEL O. HIRSCH
                                       -----------------------------
                                        Daniel O. Hirsch
                                        Secretary


                                   INVESTMENT COMPANY CAPITAL CORP.


                                   By: /S/RICHARD T. HALE
                                       -----------------------------
                                        Richard T.  Hale
                                        President
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